EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into to be effective as of July 11, 2013 (the "Effective Date") between Good Earth Energy Conservation, Inc. (GEEC) (the "Company") located at 7660 Pebble Drive, Fort W011h, TX 76118 and JFS Investments and Assigns, a Florida corporation, located at 35 Crest Loop, Staten Island, NY 10312 ("the Consultant").

WHEREAS:

A.	The Consultant has the professional business and financial expertise and experience to assist the Company, and
B.	The Consultant is offering its services as a consultant to the Company; and
C.	The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant's work for the Company by entering into this written Agreement.
D.	The parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1.	DUTIES. The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described on Exhibit A hereto and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant's own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustwot1hy and businesslike manner. A description of the Consultant's services are attached hereto as Exhibit A and incorporated by reference herein. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

2.	CONSULTING SERVICES & COMPENSATION. The Consultant will be retained as a Consultant and independent contractor for the Company. For services rendered hereunder, the Consultant shall receive:

A total of 238,400 restricted, common shares (the "Shares") that shall vest as follows:

•	59,597 restricted, common shares in the name of JFS Investments, Inc. to be delivered upon execution of this contract.

•	19,867 restricted, common shares in the name of JFS Investments, Inc. to be delivered at beginning of each month, starting on the 4th month through the 12th month.

The Shares will be adjusted to give effect to the anticipated forward split on par with all of current shareholders.

3.	EXPENSES. In addition to the compensation in Section 2 above, the Company agrees to reimburse Consultant from time to time, for reasonable out-of-pocket expenses incurred by Consultant in connection with its activities under this agreement, provided, however JFS shall not incur any expense in excess of $1 ,000 without prior w1itten Company consent and provided further that Consultant provides the Company with itemized documentation with respect to all such expenses. These expenses include but are not limited to airfare, hotel lodging, meals, transportation, outside consultants, p1inting and overnight express mail.

4.	CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the consulting period, from the Company or the Company's employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

5.	INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided. The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses (including without limitation attorney' fees and expenses) incurred by the Company if (1) the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant's rendering of consulting services to the Company, including any attorney's fees or costs to the prevailing party to enforce this indemnity or (2) Consultant takes any action or fails to take any action in accordance with the companies instructions. The Consultant shall be responsible for obtaining workers' compensation insurance coverage and agrees to indemnify, defend and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant.

6. REPRESENTATIONS AND WARRANTIES. For purposes of this Agreement and the Stock, the Consultant represents and warrants as follows:

a.	The Consultant (i) has adequate means of providing for the Consultant's current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) is an "accredited investor" as defined in the Securities Act of 1933, as amended.

b.	The Consultant does not have a preexisting personal or business relationship with the Company or any of its directors or executive officers, or by reason of any business or financial experience or the business or financial experience of any professional advisors who are unaffiliated with and who are compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Consultant's interests in connection with the investment in the Company.

c.	The Consultant acknowledges that the Shares, are not currently registered under any registration statement with the Securities and Exchange Commission (SEC) and the Company is under no obligation to register the Shares.

d.	The Consultant has not been furnished any offering literature and has not been otherwise solicited by the Company.

e.	The Company and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Shares.

f.	The Consultant, if a corporation, partnership, trust or other entity, is duly organized and in good standing in the state or country of its incorporation and is authorized and otherwise duly qualified to purchase and hold the Shares. Such entity has its principal place for business as set forth on the signature page hereof and has not been formed for the specific purpose of acquiring the Shares unless all of its equity owners qualify as accredited individual investors.

g.	All info1mation that the Consultant has provided to the Company concerning the Consultant, the Consultant's financial position and the Consultant's knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the date set forth at the end hereof and may be relied upon, and if there should be any material adverse change in such information prior to this subscription being accepted, the Consultant will immediately provide the Company with such information.

h.	The Consultant ce11ifies, under penalties of perjury (i) that the taxpayer identification number shown on the signature page of this Consulting Agreement is true, correct and complete, and (ii)that the Consultant is not subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified the Consultant that the Consultant is no longer subject to backup withholding.

i.	In rendering the services hereunder and in connection with the receipt of the Shares, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company's securities are listed 'and the rules and regulations of the National Association of Securities Dealers, Inc.

j.	The Consultant represents and warrants to the Company that the services to be rendered by the Consultant to the Company shall under no circumstances include (a) any activities which could be deemed by the Securities and Exchange Commission ('"SEC..) to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities; or (c) any activities which directly or indirectly promote or maintain a market for the Company's securities.

7.	TERMINATION. Either party may terminate this Agreement at anytime with or without cause by giving thirty (30) days written notice to the other party. This can only occur after the first ninety (90) days. Should the Consultant default in the performance of this Agreement or breach any of its provisions, the Company may, in its sole discretion, terminate this Agreement immediately upon written notice to the Consultant.

8.	NO THIRD PARTY RIGHTS. The patties warrant and represent that they are authorized to enter into this Agreement and that no third patties, other than the parties hereto, have any interest in any of the services or the Shares contemplated hereby.

9.	ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

10.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

11.	ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing patty in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

12.	ARBITRATION. Any controversy between the parties regarding the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in New York, NY before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one party after service of that request on the other patty. The cost of arbitration shall be borne by the losing party. The arbitrator is also authorized to award attorney's fees to the prevailing patty.

13.	VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

14.	ON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

15.	ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

16.	INDEMNIFICATION. The Consultant hereby agrees to indemnify, defend and hold harmless the Company, and its directors, officers, principals, employees, agents, affiliated shareholders, and consultants, and their successors and assigns, from and against any and all claims, damages, losses, liability, deficiencies, actions suits. proceedings. costs or legal expenses (individually referred to as a "Loss" and collectively as the ''Losses'') arising out of or resulting from (i) any breach of representation, warranty or covenant by the Consultant contained in this Agreement, or (ii) any activities or services performed hereunder by the Consultant, so long as such Loss or Losses were the result of intentional misconduct or negligence of the Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

/s/ James R. Emmons	/s/ Joseph Salvani
James R. Emmons	Joseph Salvani
President	President
Good Earth Energy Conservation, Inc.	JFS Investments
July 15, 2013	Tax ID: 14-1869301

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

(i)	review the Company's financial requirements;
(ii)	analyze and assess alternatives for the Company's financial requirements;
(iii)	provide introductions to professional analysts and money managers;
(iv)	assist the Company in financing arrangement to be determined and governed by separate and distinct financing agreements;
(v)	provide analysis of the Company's industry and competitors in the form of general industry reports provided directly to Company;
(vi)	assist the Company in advising of potential merger partners and developing corporate partnering relationships.